UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2024

Loop Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41508	47-3975872
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Olive Avenue, Suite 54470 Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	LPTV	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Line of Credit Loan Agreement and Note Amendments

As previously disclosed, effective as of May 13, 2022, Loop Media, Inc. (the “Company”) entered into a Non-Revolving Line of Credit Loan Agreement (the “Loan Agreement”) with several institutions and individuals (each individually a “Lender” and collectively, the “Lenders”) and RAT Investment Holdings, LP, as administrator of the loan (the “Loan Administrator”) for aggregate loans of up to $2.2 million (the “Line of Credit”), evidenced by a Non-Revolving Line of Credit Promissory Note, as amended as described below (the “Note”), also effective as of May 13, 2022. The Line of Credit had an initial maturity date of November 13, 2023, or eighteen (18) months from the date of the Loan Agreement (the “Original Line of Credit Maturity Date”), and accrues interest, payable semi-annually in arrears, at a fixed rate of interest equal to twelve (12) percent per year.

In connection with the Line of Credit, on May 13, 2022, the Company issued a warrant (each a “Line of Credit Warrant” and collectively, the “Line of Credit Warrants”) to each Lender for an aggregate of up to 209,522 shares of the Company’s common stock. Each Line of Credit Warrant initially had an exercise price of $5.25 per share, expires on May 13, 2025 (the “Line of Credit Warrant Expiration Date”), and is exercisable at any time prior to the Line of Credit Warrant Expiration Date.

As previously disclosed, in connection with each Lender’s delivery of a subordination agreement to GemCap Solutions, LLC (the “Senior Lender”) as required under the Company’s Loan and Security Agreement with the Senior Lender, on July 29, 2022, the Company issued a warrant (each a “Subordination Agreement Warrant” and collectively, the “Subordination Agreement Warrants”) to each Lender for an aggregate of up to 104,759 shares of the Company’s common stock. Each Subordination Agreement Warrant initially had an exercise price of $5.25 per share, expires on July 29, 2025 (the “Subordination Agreement Warrant Expiration Date”), and is exercisable at any time prior to the Subordination Agreement Expiration Date.

Effective as of November 13, 2023, the Company entered into a Non-Revolving Line of Credit Loan Agreement Amendment (the “Loan Agreement Amendment #1”), as evidenced by an Amended and Restated Non-Revolving Line of Credit Promissory Note Amendment, effective as of the same date, with the Lenders to: (i) extend the Original Line of Credit Maturity Date from eighteen (18) months to twenty-seven (27) months from the date of the Loan Agreement, or August 13, 2024 (the “First Extended Line of Credit Maturity Date”); and (ii) amend the payment terms of the Line of Credit such that payments of interest or principal under the Loan Agreement and the Note would be due and payable from November 13, 2023, to the First Extended Line of Credit Maturity Date as follows: (a) one payment of $374,000 (comprised of accrued interest of $132,000 due through November 13, 2023, an initial payment of principal of $220,000 and $22,000 as consideration to extend the maturity date of the Line of Credit), due on November 13, 2023; and (b) nine (9) monthly payments of principal of $220,000 plus accrued interest, commencing December 13, 2023. In consideration for the extension of the Original Line of Credit Maturity Date, the Company agreed to amend the Line of Credit Warrants and the Subordination Agreement Warrants (together, the “Warrants”) to reduce the respective exercise prices thereof to $1.00. The Company also agreed to apply one-third (1/3) of the net proceeds of any capital raise that takes place subsequent to the date of the Loan Agreement Amendment #1, other than proceeds from an equity offering under the Company’s at-the-market program or from an affiliate or insider, toward paying down the then outstanding principal amount due under the Line of Credit. Pursuant to the Loan Agreement Amendment #1, each Lender agreed to enter into a lock-up agreement restricting the disposal of any shares of the Company’s common stock that are issued in connection with the exercise of the Warrants for a period of twelve (12) months from the date of the Loan Agreement Amendment #1.

On April 18, 2024, the Company entered into a Non-Revolving Line of Credit Loan Agreement Amendment #2 (the “Loan Agreement Amendment #2”) with the Lenders to: (i) extend the Original Line of Credit Maturity Date from eighteen (18) months to thirty-two (32) months from the date of the Loan Agreement, or January 13, 2025 (the “Second Extended Line of Credit Maturity Date”); and (ii) amend the payment terms of the Line of Credit such that payments of interest and principal under the Loan Agreement and the Note will be due and payable from April 13, 2024, to the Second Extended Line of Credit Maturity Date, as follows: (a) one payment of $121,000, comprised of accrued interest of $11,000 through April 13, 2024, and an initial payment of principal of $110,000, due on April 13, 2024; and (b) nine (9) monthly payments of principal of $110,000, plus accrued interest, commencing May 13, 2024.

The Company issued a Second Amended and Restated Non-Revolving Line of Credit Promissory Note, effective April 13, 2024 (the “Second Amended and Restated Note”), to the Lenders reflecting the extension of the Original Line of Credit Maturity Date.

The descriptions of the Loan Agreement Amendment #2 and the Second Amended and Restated Note are qualified in their entirety by reference to the full texts of the Loan Agreement Amendment #2 and the Second Amended and Restated Note, which are incorporated by reference herein. Copies of the Loan Agreement Amendment #2 and the Second Amended and Restated Note are included herein as Exhibits 10.1 and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 with respect to the Loan Agreement, the Note, the Loan Agreement Amendment #1, the First Amended and Restated Note, the Loan Agreement Amendment #2 and the Second Amended and Restated Note is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2024, the Company received a deficiency letter (the “Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) indicating that the Company is not in compliance with the NYSE American continued listing standards set forth in Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide. Section 1003(a)(i) of the NYSE American Company Guide requires a listed company’s stockholders’ equity be at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. Section 1003(a)(ii) of the NYSE American Company Guide requires a listed company’s stockholders’ equity be at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. Section 1003(a)(iii) of the NYSE American Company Guide requires a listed company’s stockholders’ equity be at least $6.0 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Deficiency Letter noted that the Company reported stockholders’ deficit of $(3.7) million as of December 31, 2023, and losses from continuing operations and/or net losses in its five most recent fiscal years ended September 30, 2023. The Deficiency Letter also noted that the Company is not currently eligible for any exemption set forth in Section 1003(a) of the NYSE American Company Guide.

In order to maintain the Company’s listing on the NYSE American, the NYSE American has requested that the Company submit a plan of compliance (the “Plan”) by May 23, 2024, addressing how the Company intends to regain compliance with Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide by October 23, 2025.

The Company’s management has begun its analysis regarding submission of the Plan to the NYSE American by the May 23, 2024 deadline. If the NYSE American accepts the Company’s Plan, the Company will be able to continue its listing during the Plan period and will be subject to continued periodic review by the NYSE American staff. If the Plan is not submitted, or not accepted, or is accepted but the Company does not make progress consistent with the Plan during the Plan period, the Company will be subject to delisting procedures as set forth in the NYSE American Company Guide.

The Company is committed to considering available options to regain compliance with the NYSE American’s stockholders’ equity requirements. There can be no assurance that the Company will be able to achieve compliance with the NYSE American’s continued listing standards within the required time frame.

The notice has no immediate impact on the listing of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”), which will continue to be listed and traded on the NYSE American during this period, subject to the Company’s compliance with the other listing requirements of the NYSE American. The Common Stock will continue to trade under the symbol “LPTV,” but will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance.” The notice does not affect the Company's ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

If the Common Stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s Common Stock; (ii) reducing the number of investors willing to hold or acquire the Common Stock, which could negatively impact the Company’s ability to raise equity financing; and (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

Item 8.01	Other Events.

On April 23, 2024, in accordance with the NYSE American’s procedures, the Company issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s intention to regain compliance with the listing requirements of the NYSE American (including submission of the Plan) and its ability to do so. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include the risks and uncertainties, as well as the other factors, described in more detail in the Company’s most recent Annual Report on Form 10-K and its subsequent filings with the SEC. The forward-looking statements contained herein speak only as of the date hereof, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Non-Revolving Line of Credit Loan Agreement Amendment #2, dated April 18, 2024, by and between the Company, the Loan Administrator and the Lenders.

10.2	Second Amended and Restated Non-Revolving Line of Credit Promissory Note, effective April 13, 2024, executed by the Company for the benefit of the Lenders.

99.1	Press Release dated April 23, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 23, 2024	LOOP MEDIA, INC.

	By:	/s/ Justis Kao
Justis Kao, Chief Executive Officer